Exhibit 99.1
CTPartners Executive Search Inc. Agrees to Acquire Austrian-based Neumann
Expands Presence in Germany and Throughout Eastern Europe
Oct. 15, 2014-- CTPartners Executive Search Inc. (NYSE MKT:CTP), a leading executive search firm, today announced that it has signed a binding letter of intent to acquire Austrian-based Neumann, a leading executive search and leadership consulting firm. The transaction includes offices in Germany, Austria and Switzerland as well as across Eastern Europe.
Neumann focuses on several key industries that complement CTPartners’ targeted practice areas including: Industrial, Consumer, Life Sciences, Technology, Professional Services and Financial Services. Neumann’s consultants will increase CTPartners’ presence in key German-speaking markets, including Europe’s largest and fastest growing economy, Germany.
“This transaction is consistent with our growth strategy to expand the CTP global footprint. Acquiring one of Europe’s leading executive search brands significantly benefits CTPartners’ global clients. Neumann has been established in Europe for over 40 years as a premier provider of senior-level executive search and leadership,” commented Brian Sullivan, CEO of CTPartners.
Hans Jorda, Chairman of Neumann said, “Joining forces with CTPartners, the biggest success story in executive search in the last decade, will be valuable to our clients who have needs around the world. We see this as a win-win for all involved, and look forward to playing a critical role within CTPartners.”
Peter Malanik, CEO of Neumann said, “Our clients are global, and joining CTPartners gives us the opportunity to collaborate with them wherever they need us to be.”
The transaction is expected to close on or about December 1, 2014. For the first six months of 2014, Neumann generated approximately $5 million in sales of which 85% was from the executive search consultants in Germany, Austria and Switzerland.
About CTPartners
CTPartners is a leading global executive search firm that is designed to deliver in-depth expertise, creative strategies, and outstanding results to clients worldwide. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as extensive experience in serving private equity and venture capital firms.
From its 30 offices in 18 countries, CTPartners serves clients with a global organization of more than 500 professionals and employees, offering expertise in board advisory services, key leadership functions, and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to successfully integrate new executive search consultants and acquired search firms into our operations; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.

Source: CTPartners
CTPartners
William J. Keneally, 216-682-3103
Chief Financial Officer
wkeneally@ctnet.com
or
EVC Group
Michael Polyviou/Robert Jones, 212-850-6020
Investor Relations
mpolyviou@evcgroup.com